EXHIBIT 3.2
                             AMENDED AND RESTATED
                                    BYLAWS

                                      OF

                                 TEXOIL, INC.


                                   ARTICLE I
                                 STOCKHOLDERS


      Section 1.1 ANNUAL MEETING. An annual meeting of corporation's stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Nevada, as designated by resolution adopted from time to time by the corporation's Board of Directors. Any other proper business may be transacted at the annual meeting.

      Section 1.2 SPECIAL MEETINGS.

            (a) Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chairman, the president or the Board of Directors and shall be called by the chairman, the president or the Board of Directors at the written request of the holders of not less than ten percent (10%) of the voting power of all the outstanding shares of the corporation entitled to vote at such meeting.

            (b) Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 1.5 shall be satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.

      Section 1.3 PLACE OF MEETINGS. Any meeting of the stockholders of the corporation may be held at its registered office in the State of Nevada, its principal office in the State of Texas or at such other place in or out of the United States as the Board of Directors may designate in a notice of meeting.

      Section 1.4 NOTICE OF MEETINGS.

            (a) The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting to each stockholder of record entitled to vote at such meeting not less than ten (10) days, nor more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called. Notice of a

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special meeting shall also state the purpose or purposes for which the meeting is called and the person or persons calling the meeting.
            (b) A copy of the notice shall be delivered personally or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed effective when mailed the date the same is correctly addressed and deposited in the United States mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership.

            (c) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

            (d) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in Section 1.4(a) of these Bylaws. All such waivers shall be filed with the minutes or other corporation records.

            (e) Unless otherwise provided in the Articles of Incorporation or, whenever notice is required to be given, under any provision of the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, to any stockholder to whom:

                  (i) Notice of two consecutive annual meetings, and all notices of meetings or the taking of action by written consent without a meeting to him during the period between those two consecutive annual meetings; or

                  (ii) All, and at least two, payments sent by first class mail of dividends or interest on securities during a 12-month period,

have been mailed addressed to him at his address as shown on the records of the corporation and have been returned undeliverable, the giving of further notices to him is not required. Any action or meeting taken or held without notice to such stockholder has the same effect as if the notice had been given. If any such stockholder delivers to the corporation written notice setting forth his current address, the requirement that notice be given to him is reinstated. If the action taken by the corporation is such as to require the filing of a certificate as required under the laws of the State of Nevada, the certificate need not state that notice was not given to persons to whom notice was not required to be given.

            (f) Notice delivered or mailed to stockholder in accordance with the provisions of this Section 1.4 and the provisions, if any, of the Articles of Incorporation, or an amendment thereof, is sufficient, and in the event of transfer of his stock after such delivery or mailing and before the holding of the meeting it is not necessary to deliver or mail notice of the meeting to the transferee.


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            (g) Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting.

      Section 1.5 MEETING WITHOUT NOTICE.

            (a) Whenever all persons entitled to vote at any meeting of stockholders consent, either by:

                  (i) A writing on the records of the meeting or filed with the secretary; or

                  (ii) Presence at such meeting and oral consent entered on the minutes; or

                  (iii) Taking part in the deliberations at such meeting without objection;

the actions taken at such meeting shall be as valid as if such had occurred at a meeting regularly called and noticed.

            (b) At such meeting any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

            (c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

            (d) Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

      Section 1.6 DETERMINATION OF STOCKHOLDERS OF RECORD.

            (a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or for the purpose of determining stockholders entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for the determination of such stockholders, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

            (b) If no record date is fixed for the purposes set forth in Section 1.6(a), the record date for determining stockholders: (i) entitled to notice of or to vote at a meeting of

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stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (c) The Board of Directors may adopt a resolution prescribing a date upon which the stockholders of record are entitled to give written consent pursuant to Section 1.9. The date prescribed by the Board of Directors may not precede nor be more than 10 days after the date the resolution is adopted by the Board of Directors. If the Board of Directors does not adopt a resolution prescribing a date upon which the stockholders of record are entitled to give written consent pursuant to Section 1.9 and:

                  (i) no prior action by the Board of Directors is required, the date is the first date on which a valid written consent is delivered in accordance with the provisions of Section 1.9.

                  (ii) prior action by the Board of Directors is required, the date is at the close of business on the day on which the Board of Directors adopt the resolution taking the required action.

      Section 1.7 QUORUM; ADJOURNED MEETINGS.

            (a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding a majority of the voting power of the corporation's stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.

            (b) If a quorum is not present or represented by proxy, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

            (c) With respect to shares outstanding in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i)

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in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his authority to do so.

            (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its wholly-owned subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

            (e) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

                  (i) If only one person votes, the vote of such person binds all.

                  (ii) If more than one person casts votes, the act of the majority so voting binds all.

                  (iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

            (f) Except as otherwise required by law, the Articles of Incorporation or these Bylaws, and except with respect to the election of directors, if a quorum is present, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote shall be the act of the stockholders, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws in which case the affirmative vote of holders of at least a majority of the voting power of each such class shall be required. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

      Section 1.8 PROXIES.

            (a) At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to

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act as proxy or proxies. No proxy is valid after the expiration of six (6)
months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Subject to these restrictions, every proxy properly created is not revoked and shall continue in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the corporation or another person or persons appointed by the corporation to count the votes of stockholders and determine the validity of proxies and ballots.

            (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to Section 1.8(a), the following constitute valid means by which a stockholder may grant such authority:

                  (i) a stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the signing of the writing by the stockholder or his authorized officer, director, employee or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature.

                  (ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. Any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the corporation to count the votes of stockholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.

            (c) Any copy, communication by telecopier, or other reliable reproduction of the writing or transmission created pursuant to subparagraph
(b), may be substituted for the original writing or transmission for any purposes for which the original writing or transmission could be used, if the copy, communication by telecopier, or other reproduction is a complete reproduction of the entire original writing or transmission.

      Section 1.9 ACTION WITHOUT MEETING.


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            (a) Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by the holders of the voting power of the corporation that would be required at a meeting to constitute the act of the stockholders. Whenever action is taken by written consent, a meeting of stockholders need not be called or notice given. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the stockholders.

            (b) A written consent is not valid unless it is:

                  (i)   Signed by the stockholder;

                  (ii)  Dated, as to the date of the stockholder's signature;

                  (iii) Delivered to the corporation, in the manner prescribed herein, within 60 days after the earliest date that the stockholder signed the written consent. Delivery of a written consent must be made personally or by certified or registered mail, return receipt requested, to the corporation's principal place of business. If any action is taken that was authorized by written consent, prompt notice of the action must be given to any stockholders who did not consent in writing. Any certificate required to be filed must state that written consent and notice has been given in accordance with the provisions of the laws of the State of Nevada.


                                  ARTICLE II
                                   DIRECTORS

      Section 2.1 NUMBER, TENURE, AND QUALIFICATION. Unless a larger number is required by the laws of the State of Nevada or the Articles of Incorporation or until changed in the manner provided herein, the Board of Directors of the corporation shall consist of no less than three nor more than nine individuals who, unless elected in accordance with Section 1.9, shall be elected at the annual meeting of the stockholders of the corporation and who shall hold office for one (1) year or until his or her successor or successors are elected and qualify. A director need not be a stockholder of the corporation.

      Section 2.2 CHANGE IN NUMBER. Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors or the stockholders.

      Section 2.3 REDUCTION IN NUMBER. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.


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      Section 2.4 RESIGNATION. Any director may resign effective immediately or at a future date upon giving written notice to the Board of Directors. A majority of the remaining directors, though less than a quorum, may appoint a successor to take office when the resignation becomes effective, each director so appointed to hold office during the remainder of the term of office of the resigning director.

      Section 2.5 REMOVAL. Any director may be removed from office with or without cause by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, except that if the corporation's Articles of Incorporation provide for the election of directors by cumulative voting, no director may be removed from office except upon the vote of stockholders owning sufficient shares to have prevented such director's election to office in the first instance.

      Section 2.6 VACANCIES. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the Articles of Incorporation and unless, in the case of removal of a director, the stockholders by a majority of voting power shall have appointed a successor to the removed director. In the case of the replacement of a director, the appointed director shall hold office during the remainder of the term of office of the replaced director, and in the case of an increase in the number of directors, the appointed director shall hold office until the next meeting of stockholders at which directors are elected.

      Section 2.7 ANNUAL AND REGULAR MEETINGS. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected other than pursuant to Section
2.6 of this Article, the Board of Directors, including newly elected directors, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

      Section 2.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chairman or the president, and shall be called by the chairman, the president or the secretary upon the request of any two (2) directors. If the chairman refuses or, if there is no chairman, if both the president and secretary refuse or neglect to call such special meeting within five (5) business days of the request, a special meeting may be called by notice signed by any two (2) directors.

      Section 2.9 PLACE OF MEETINGS Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors may designate or, in the absence of such designation, at the place designated in the notice calling the meeting.

      Section 2.10NOTICE OF MEETINGS.

            (a) Except as otherwise provided in Section 2.7, there shall be delivered to all directors, at least forty-eight (48) hours before the time of a meeting, a copy of a written notice of

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the meeting, by delivery of such notice personally, by mailing such notice postage prepaid, or by telegraph or telecopier. Such notice shall be addressed to each director at the address appearing on the records of the corporation. If mailed, the notice shall be deemed delivered on the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convenient shall not constitute presence nor a waiver of notice for purposes hereof.

            (b) Whenever all persons entitled to vote at any meeting of directors consent, either by:

                  (i) A writing on the records of the meeting or filed with the secretary; or

                  (ii) Presence at such meeting and oral consent entered on the minutes; or

                  (iii) Taking part in the deliberations at such meeting without objection;

the actions taken at such meeting shall be as valid as if such had occurred at a meeting regularly called and noticed.

            (c) At such meeting any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

            (d) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

            (e) Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

      Section 2.11QUORUM; ADJOURNED MEETINGS.

            (a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

            (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.


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      Section 2.12BOARD OF DIRECTORS' DECISIONS. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 2.13TELEPHONIC MEETINGS. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section
2.13 constitutes presence in person at the meeting.

      Section 2.14ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee. A telegram, telex, cablegram, or similar transmission by a director or member of a committee, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a director or member of a committee, shall be regarded as signed by the director or member of a committee for purposes of this section.

      Section 2.15POWERS AND DUTIES. Except as otherwise restricted by Nevada law or the Articles of Incorporation, the Board of Directors shall have full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

      Section 2.16COMPENSATION. The directors and members of committees shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors or committees. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may fix by resolution the Compensation of directors for services in any capacity.

      Section 2.17BOARD OF DIRECTORS' OFFICERS.

            (a) At its annual meeting, the Board of Directors may elect from among its members, a chairman who shall preside at meetings of the Board of Directors and may preside at meetings of the stockholders. The Board of Directors may also elect such other officers of the Board of Directors and for such terms as it may from time to time deem advisable.

            (b) Any vacancy in any office of the Board of Directors because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

      Section 2.18COMMITTEES OF DIRECTORS; CONDUCT OF BUSINESS.


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            (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

            (b) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by the laws of the State of Nevada. Adequate provisions shall be made for notice to members of all meetings and all matters shall be determined by a majority vote of the members present.


                                  ARTICLE III
                                   OFFICERS

      Section 3.1 ELECTION. The Board of Directors, at its annual meeting, shall elect a chairman of the board, a president and chief executive officer, a secretary and a treasurer to hold office for a term of one (1) year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more vice-presidents, assistant secretaries and assistant treasurers and appoint agents of the corporation, prescribe their duties and fix their compensation.

      Section 3.2 REMOVAL; RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

      Section 3.3 VACANCIES. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

      Section 3.4 CHAIRMAN OF THE BOARD. The chairman of the board shall, in the absence of the president, preside at all meetings of the stockholders and of the Board of Directors. The chairman of the board shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the corporation; and the chairman of the board shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the chairman of the board by the Board of' Directors.

      Section 3.5 PRESIDENT.


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            (a) The president shall be the chief executive of the corporation
(and, in his discretion, may use either title), subject to the supervision and control of the Board of Directors, and shall have general executive charge, management and control over the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities. The president may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the corporation and may sign all certificates for shares of stock of the corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the president by the Board of Directors.

            (b) The president shall have full power and authority on behalf of the corporation to attend and to act and to vote, or designate such other officer or agent of the corporation to attend and to act and to vote, at any meetings of the stockholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to exercise such powers for these purposes.

      Section 3.6 VICE-PRESIDENTS. Each vice-president shall at all times possess power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited in writing by the Board of Directors or the president of the corporation. Each vice-president shall have such other powers and duties as from time to time may be assigned to such vice-president by the Board of Directors or the president.

      Section 3.7 SECRETARY. The secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the corporation affix the seal of the corporation to all contracts and attest to the affixation of the seal of the corporation thereto; may sign with the other appointed officers all certificates for shares of stock of the corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director at the office of the corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the secretary by the Board of Directors or the president; and shall in general perform all acts incident to the office of secretary, subject to the control of the Board of Directors or the president.

      Section 3.8 ASSISTANT SECRETARIES. Each assistant secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an assistant secretary by the Board of Directors, the president or the secretary. The assistant secretaries shall exercise the powers of the secretary during that officer's absence or inability or refusal to act.

      Section 3.9 TREASURER.


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            (a) The treasurer shall be the chief financial officer of the corporation (and, in his discretion, may use either title), subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the treasurer may sign with the president all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the treasurer. The treasurer shall enter, or cause to be entered, regularly in the financial records of the corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the corporation and, whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any director of the corporation and shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors.

            (b) The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

      Section 3.10ASSISTANT TREASURERS. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

      Section 3.11COMPENSATION. The Board of Directors shall have the power to fix the compensation of officers directly or by delegation of such authority which may be either general or specific.

                                  ARTICLE IV
                                 CAPITAL STOCK

      Section 4.1 ISSUANCE. Shares of the corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such

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times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

      Section 4.2 CERTIFICATES. Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be manually signed by the president or a vice-president and also by the secretary or an assistant secretary, provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the stockholder, the name, address and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

      Section 4.3 SURRENDERED, LOST OR DESTROYED CERTIFICATES. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with the stockholder's affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require, to indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

      Section 4.4 REPLACEMENT CERTIFICATE. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.


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
      Section 4.5 TRANSFER OF SHARES. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.

      Section 4.6 TRANSFER AGENT; REGISTRARS. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk and/or registrar of transfer.

      Section 4.7 MISCELLANEOUS. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation's stock.


                                   ARTICLE V
                                 DISTRIBUTIONS

      Section 5.1 Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance of a record date, as provided in Section 1.6, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.


                                  ARTICLE VI
                 RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

      Section 6.1 RECORDS. All original records of the corporation shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

      Section 6.2 DIRECTORS' AND OFFICERS' RIGHT OF INSPECTION. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the corporation's books, records, and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations.
Such inspection may be made in person or by agent or attorney.

      Section 6.3 CORPORATE SEAL. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Use or non-use of a seal shall not in any way affect the legality of any document.

      Section 6.4 FISCAL YEAR-END. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.


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
      Section 6.5 RESERVES. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.


                                  ARTICLE VII
          INDEMNIFICATION, INSURANCE AND OTHER FINANCIAL ARRANGEMENTS

      Section 7.1 INDEMNIFICATION.

            (a) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

            (b) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

            (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

            (d) Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of

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
competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            (e) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Section 7.1, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

            (f) Any indemnification under subsections (a) and (b) of this
Section 7.1, unless ordered by a court or advanced pursuant to subsection (g) of this Section 7.1, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                  (i)   By the stockholders;

                  (ii) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                  (iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                  (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

            (g) The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

            (h) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Section 7.1:

                  (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a

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
                        court pursuant to subsection (b) of this Section 7.1 or for the advancement of expenses made pursuant to subsection (g) of this Section 7.1, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      Section 7.2 INSURANCE. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

      Section 7.3 OTHER FINANCIAL ARRANGEMENTS.

            (a) The other financial arrangements which may be made by the corporation pursuant to Section 7.2 may include, but are not limited to, the following:

                  (i)   The creation of a trust fund.

                  (ii) The establishment of a program of self-insurance.

                  (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

                  (iv) The establishment of a letter of credit, guaranty or surety.

            (b) No financial arrangement made pursuant to this Section 7.3 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

            (c) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.


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
      Section 7.4 GENERAL. In the absence of intentional misconduct, fraud or a knowing violation of law:

            (a) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to Sections 7.2 or 7.3 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

            (b) The insurance or other financial arrangement:

                  (i)   Is not void or voidable; and

                  (ii) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.


                                 ARTICLE VIII
                              AMENDMENT OR REPEAL

      Section 8.1 AMENDMENT. Except as otherwise restricted in the Articles of Incorporation or these Bylaws:

            (a) Any provision of these Bylaws may be altered, amended or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal is contained in the notice of such special meeting.

            (b) These Bylaws may also be altered, amended, or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of a majority percent of the voting power of the corporation issued and outstanding and entitled to vote.




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
                                CERTIFICATION

      The undersigned duly elected secretary of the corporation does hereby certify that the foregoing Bylaws were adopted by the Board of Directors on the ____ day of ________, 1993.



                                    ____________________, Secretary
                                    of Texoil, Inc.

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